UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________ FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2010

GENTA INCORPORATED
________________________________________ (Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 14, 2010, Genta Incorporated (the “Company”) entered into an Amendment and Consent Agreement (the “Agreement”) with certain investors set forth on the signature pages thereto (the “Investors”).  Pursuant to the Agreement, the Investors agreed to release the security interest held by the holders of the March 2010 Senior Secured Convertible Notes (the “D Notes”) on the $5 million of proceeds from the Company’s March 2010 financing which was placed in a blocked account as collateral under the Security Agreement (as defined in the Agreement).  Following such release, the Company will have unrestricted access to the $5 million of proceeds, and the Security Agreement and Account Control Agreement (as defined in the Agreement) shall be terminated and of no further force or effect.

Also pursuant to the Agreement, the Investors agreed to amend the Company’s March 2010 Senior Unsecured Convertible Notes (the “B Notes”), March 2010 Senior Unsecured Convertible Notes (the “C Notes”), D Notes, March 2010 Senior Unsecured Convertible Notes (the “E Notes”, and together with the B Notes, C Notes and D Notes, the “March 2010 Notes”), July 2009 Subordinated Unsecured Convertible Notes (the “July 2009 Notes”), September 2009 Subordinated Unsecured Convertible Notes (the “September 2009 Notes”), April 2009 Senior Secured Convertible Notes (the “April 2009 Notes”) and the June 2008 Notes (the June 2008 Notes together with the March 2010 Notes, July 2009 Notes, September 2009 Notes and April 2009 Notes, are referred to as the “Notes”) to impose maximum weekly conversion limitations on  each individual Note holder’s Notes at various levels of between 0% and 3.6% of the total outstanding Notes held by such individual holder during the Limitation Period (as defined in the Agreement), depending on the ratio of the weekly volume-weighted closing price, or VWCP (as defined in each Note), of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to the conversion price of the Notes, which such ratio will be recalculated on a weekly basis. Unlike the weekly conversion limitations in some of the Notes issued prior to this Agreement, if the holder of a Note does not fully convert to the weekly conversion limitation, there is no cumulative effect whereby the unused conversion limitation may be added to conversion limitations in the following weeks.

Also pursuant to the Agreement, the B Notes and E Notes were amended to provide for an automatic adjustment to the conversion price of such notes if, on the February Adjustment Date (as defined in the Agreement, the VWCP (as defined in the B Notes), as adjusted to reflect any stock splits, stock dividends or similar recapitalizations occurring on or before the February Adjustment Date, for the ten (10) consecutive trading day period ending on the last trading day prior to the February Adjustment Date (the “February 10-Day VWCP”) is less than the December 10-Day VWCP (as defined in the D Notes and as adjusted to reflect any stock splits, stock dividends or similar recapitalizations occurring on or before the February Adjustment Date), then, effective as of the February Adjustment Date, the conversion rate for the B Notes and E Notes shall be reduced to a price equal to ten percent (10%) of the February 10-Day VWCP.  The D Notes were also amended so that the  conversion price adjustment set forth therein shall be effective as of January 1, 2011.  Since the conversion price of all of the Notes will be reduced if the Company issues additional shares of Common Stock or Common Stock Equivalents (as defined in the Notes) for consideration that is less than the then applicable conversion price or if the conversion or exercise price of any Common Stock Equivalent (including the Notes) is adjusted or modified to a price less than the then applicable conversion price, any downward adjustment pursuant to the B Notes, D Notes or E Notes will require a similar downward adjustment for all of the Notes.

Pursuant to the Agreement, the Investors also approved a reverse stock split in a ratio to be determined by the Board of Directors of the Company, to be effective on January 31, 2011, before the open of the United States capital markets on such effective date, or as soon as practicable thereafter if a delay is caused by a government office, agency or other regulatory body, and not before such date, the “Approved Reverse Stock Split”.  However, if there is a delay in effecting the reverse stock split after February 18, 2011, the approval of the reverse stock split shall automatically and without any action of the Investors be revoked and of no further force and effect.

In addition, on December 14, 2010, the Company also entered into an Amendment Agreement (the “Amendment”) with certain holders of its outstanding June 2008 Senior Secured Convertible Notes (the “June 2008 Notes”).  Pursuant to the Amendment, the holders of the June 2008 Notes agreed to extend the maturity date of certain of the outstanding June 2008 Notes until September 4, 2011, in exchange for three-year warrants to purchase 10% of the number of shares of the Company’s Common Stock issuable upon conversion of such June 2008 Notes.  The warrants shall have an initial exercise price equal to the conversion price of the June 2008 Notes (subject to customary adjustments for any stock splits, combinations, recapitalizations or the like and for issuances of new securities, or modifications or amendments of outstanding securities).

The warrants offered and the Common Stock issuable upon exercise of the warrants, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements.  The Company believes that the issuance of the securities in this transaction was exempt from registration under Section 4(2) of the Securities Act.

A complete copy of each of the Agreement, the Amendment and the warrant are attached to this Form 8-K.  The foregoing descriptions of the Agreement, the Amendment and the warrant and any other documents referenced herein, are qualified in their entirety by reference to such documents.

The Company issued a press release on December 15, 2010 to announce the Company’s entrance into the Agreement and the Amendment.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Common Stock Purchase Warrant (filed herewith).
10.1	Form of Amendment and Consent Agreement (filed herewith).
10.2	Form of Amendment Agreement (filed herewith).
99.1	Press Release of the Company issued on December 15, 2010 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

	By:	/s/ Gary Siegel
	Name:	Gary Siegel
	Title:	Vice President, Finance
Dated: December 15, 2010